UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
____________
THE MEDICINES COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3324394 (IRS Employer Identification No.)
8 Sylvan Way Parsippany, New Jersey (Address of Principal Executive Offices)	07054 (Zip Code)

2013 Stock Incentive Plan
(Full title of the plan)
____________
Mark Timney
Chief Executive Officer
The Medicines Company
8 Sylvan Way
Parsippany, New Jersey 07054
(Name and address of agent for service)

(973) 290-6000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	5,000,000 shares(2)	$25.15(3)	$125,750,000(3)	$15,241.00

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, (“Securities Act”) this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents additional shares of Common Stock authorized for issuance under the 2013 Stock Incentive Plan, as amended.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Common Stock as reported on The NASDAQ Global Select Market on February 26, 2019.

Statement of Incorporation by Reference
This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 5,000,000 shares of Common Stock, $0.001 par value per share, of The Medicines Company (the “Registrant”) authorized for issuance under the Registrant’s 2013 Stock Incentive Plan, as amended (the “2013 Plan”). In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant on June 28, 2013 (File No. 333-189710), the Registration Statement on Form S-8 filed by the Registrant on August 8, 2014 (File No. 333-197986), the Registration Statement on Form S-8 filed by the Registrant on August 7, 2015 (File No. 333-206250) and the Registration Statement on Form S-8 filed by the Registrant on August 5, 2016 (File No. 333-212920) relating to the 2013 Plan, except for the information required by Items 5 and 8, which are provided below.
Item 5. Interests of Named Experts and Counsel.
Stephen M. Rodin, our executive vice president and general counsel, has opined as to the legality of the securities being offered by this Registration Statement. As of February 28, 2019, Mr. Rodin owned 29,574 shares of Common Stock and held options to purchase 294,097 shares of Common Stock, granted under our equity incentive plans. Mr. Rodin is eligible to participate in the 2013 Plan.
Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on February 28, 2019.
THE MEDICINES COMPANY

By:	/s/ Mark Timney Mark Timney Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of The Medicines Company, hereby severally constitute and appoint Mark Timney and Stephen Rodin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The Medicines Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Timney Mark Timney	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2019
s/ Christopher J. Visioli Christopher J. Visioli	Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2019
/s/ Alexander J. Denner Alexander J. Denner	Director (Chairman of the Board)	February 28, 2019
/s/ Geno J. Germano Geno J. Germano	Director	February 28, 2019
/s/ John C. Kelly John C. Kelly	Director	February 28, 2019
/s/ Clive A. Meanwell Clive A. Meanwell	Chief Innovation Officer; Director	February 28, 2019
/s/ Paris Panayiotopoulos Paris Panayiotopoulos	Director	February 28, 2019
/s/ Sarah J. Schlesinger Sarah J. Schlesinger	Director	February 28, 2019

INDEX TO EXHIBITS

Number	Description
4.1(1)	Third Amended and Restated Certificate of Incorporation of the Registrant, as amended
4.2(2)	Second Amended and Restated By-Laws of the Registrant, as amended
5.1	Opinion of Executive Vice President and General Counsel of the Registrant*
23.1	Consent of Executive Vice President and General Counsel of the Registrant (included in Exhibit 5.1)*
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant*
24	Power of attorney (included on the signature pages of this Registration Statement)
99.3(3)	2013 Stock Incentive Plan
99.4(4)	Amendment No. 1 to the 2013 Stock Incentive Plan
99.5(5)	Amendment No. 2 to the 2013 Stock Incentive Plan
99.6(6)	Amendment No. 3 to the 2013 Stock Incentive Plan
99.7	Amendment No. 4 to the 2013 Stock Incentive Plan*

*	filed herewith

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2016 and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2017 and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and incorporated herein by reference.

(5)	Previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s current report on Form 8-K, filed June 2, 2015 and incorporated herein by reference.

(6)	Previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s current report on Form 8-K, filed June 1, 2016 and incorporated herein by reference.